                                                                     Exhibit 8.1
                 [Letterhead of Cadwalader, Wickersham & Taft]




                                 June 17, 1999

Bank of America Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2
Unit #8152
San Francisco, California 94104

Ladies and Gentlemen:

          We have acted as your special tax counsel in connection with the registration statement filed with the Securities and Exchange Commission (the "Commission") on June 17, 1999, pursuant to the Securities Act of 1933, as amended (the "Act"), (the "Registration Statement"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by Bank of America Mortgage Securities, Inc. ( the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and a servicer or a master servicer to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement is included as an Exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

          In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of the Pooling and Servicing Agreement substantially in the for m filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

Bank of America Mortgage Securities, Inc.                          June 17, 1999


          As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the headings "Summary of Prospectus--Tax Status" and "Federal Income Tax Consequences" in the Prospectus and under the headings "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" in the form of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions is accurate in all material respects.

          This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Re gistration Statement is, accordingly, deemed to be incorporated herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

          No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

                              Very truly yours,